Exhibit 99.1

F I N A N C I A L S T A T E M E N T S

Nielsen EDI Business
Year Ended December 31, 2009
With Report of Independent Auditors

Nielsen EDI Business

Financial Statements

Year Ended December 31, 2009

Contents

Report of Independent Registered Public Accounting Firm	1

Statement of Assets to be Acquired and Liabilities to be Assumed	2
Statement of Revenues and Direct Expenses	3
Notes to the Financial Statements	4

Ernst & Young LLP Five Times Square New York, NY 10036-6530 Tel: +1 212 773 3000 Fax: +1 212 773 6350 www.ey.com

Report of Independent Registered Public Accounting Firm

The Supervisory Board

The Nielsen Company B.V.

We have audited the accompanying combined statement of assets to be acquired and liabilities to be assumed of the Nielsen EDI Business (the “Business”) of The Nielsen Company B.V. as of December 31, 2009 and the related statement of revenues and direct expenses for the year then ended. These financial statements are the responsibility of the management of The Nielsen Company B.V. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the statements referred to above have been prepared in accordance with the Purchase Agreement between Rentrak Corporation and The Nielsen Company (US), LLC, a wholly-owned subsidiary of The Nielsen Company B.V., dated December 14, 2009 for the sale of certain assets and businesses to Rentrak Corporation, and is not intended to be a complete presentation of the Business’s assets and liabilities.

In our opinion, the combined statements referred to above present fairly the assets to be acquired and liabilities to be assumed of the Nielsen EDI Business of The Nielsen Company B.V. at December 31, 2009, and its revenues and direct expenses for the year then ended, in conformity with U.S. generally accepted accounting principles.

New York, NY

March 22, 2010

Nielsen EDI Business

Statement of Assets to be Acquired and Liabilities to be Assumed

December 31, 2009

(Thousands of Dollars)

Assets to be acquired
Current assets:
Cash and cash equivalents	$1,788
Trade receivables (net of allowance for doubtful accounts of $237)	2,326
Prepaid expenses	75

Total current assets	4,189

Property, plant and equipment, net	142
Computer software	2,648

Total assets to be acquired	$6,979

Liabilities to be assumed
Current liabilities:
Trade payables	$14
Compensated absences	146
Deferred revenue	271
Other current liabilities	38

Total current liabilities	469

Long-term compensated absences	142

Total liabilities to be assumed	611

Net assets to be acquired	6,368

Total liabilities to be assumed and net assets to be acquired	$6,979

See accompanying notes.

Nielsen EDI Business

Statement of Revenues and Direct Expenses

Year Ended December 31, 2009

(Thousands of dollars)

Revenues	$12,383

Direct expenses:
Compensation and benefits	6,167

Depreciation and amortization	2,199
Outsourced services	1,670
Vendor costs	1,076
Rent and occupancy	785
Restructuring costs	384
Other general expenses	805

Total direct expenses	13,086

Loss before income taxes	$(703)

See accompanying notes.

Nielsen EDI Business

Notes to the Financial Statements

December 31, 2009

1. Description of Nielsen EDI Business and overview of EDI purchase transaction

On December 14, 2009, Rentrak Corporation (“Rentrak”) entered into a master purchase agreement (the “Purchase Agreement”) with The Nielsen Company (US), LLC, a Delaware limited liability company, and wholly-owned subsidiary of The Nielsen Company B.V. (“Nielsen”), pursuant to which Rentrak will acquire 100% of the shares of Nielsen EDI Limited, a private limited liability company incorporated and registered under the laws of England and Wales, and acquire certain of Nielsen’s assets and assume certain liabilities in the United States, Australia, Germany, France, Mexico, Argentina, and Spain related to Nielsen’s EDI business (“collectively, “EDI”). EDI provides information management and business intelligence services by gathering and tracking theatrical gross receipt ticket sales and related information at movie theaters in certain countries for films and pay-per-view screenings at such facilities.

On January 29, 2010, Rentrak completed its acquisition of EDI. As consideration for the acquisition, Rentrak paid Nielsen $15,000,000 in cash for the net assets of EDI. In addition Rentrak paid Nielsen $1,813,000 pursuant to the Purchase Agreement which provided for an adjustment to the purchase price based on the actual working capital transferred to Rentrak on January 29, 2010. Subject to certain limitations, each party has also agreed to indemnify the other parties for breaches of representations, warranties and covenants and other specified matters.

Rentrak and Nielsen have entered into a Data License Agreement that will provide continued access to certain box office sales information for certain of Nielsen’s existing products and services that currently use or feature such data for a period of thirty years. Additionally, Rentrak and Nielsen have entered into a Transition Services Agreement that will provide certain services to Rentrak on a transitional basis.

2. Basis of Presentation

The accompanying combined statements present the assets to be acquired and liabilities to be assumed of EDI, and its revenues and direct expenses accounted for in conformity with U.S. generally accepted accounting principles (“GAAP”) and derived from the financial statements and accounting records of Nielsen. EDI is not a separate legal entity and operates and reports financially its component business as part of Nielsen.

Nielsen EDI Business

Notes to the Financial Statements (continued)

2. Basis of Presentation (continued)

Statement of assets to be acquired and liabilities to be assumed

The assets and liabilities in the accompanying statement of assets to be acquired and liabilities to be assumed include only those assets to be sold and liabilities transferred to Rentrak pursuant to the Purchase Agreement.

Statement of Revenues and Direct Expenses

The statement of Revenues and Direct Expenses includes revenues and expenses directly attributable to EDI. EDI, in its normal course of operations, utilizes certain shared and other services from Nielsen. Certain of these direct expenses such as rent and outside services have been allocated to EDI in the accompanying financial statements. However, certain overhead items such as human resources, legal, finance, tax and treasury functions that are managed by Nielsen have not been allocated to EDI in these financial statements. As the accompanying financial statements include allocated amounts from Nielsen through their global purchasing arrangements these amounts may not be indicative of future costs to be incurred by EDI on a stand-alone basis. Corporate interest expense and income taxes have also been excluded from the statement of Revenues and Direct Expenses.

Cash flow data

A Statement of cash flow has not been presented due to the fact that, except for capital expenditures, investing and financing activities for EDI were effected through the centrally controlled treasury management function of Nielsen. Substantially all capital expenditures of EDI related to capitalized software costs.

Foreign Currency Translation

EDI operates it business both within and outside the United States, primarily in the Euro-zone and the United Kingdom. Therefore, changes in the value of foreign currencies affect the consolidated financial statements when translated into U.S. Dollars. The functional currency for substantially all subsidiaries outside the U.S. is the local currency. Financial statements for these subsidiaries are translated into U.S. Dollars at period-end exchange rates as to the assets and liabilities and monthly average exchange rates as to revenues, and direct expenses.

Nielsen EDI Business

Notes to the Financial Statements (continued)

2. Basis of Presentation (continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

With the exception of the EDI Businesses in the United Kingdom and Spain, EDI operates as a participant in Nielsen’s cash pooling systems and does not maintain cash. The EDI businesses in the United Kingdom and Spain maintain their own bank accounts. Cash in those accounts are invested in demand deposits denominated in British Pounds and Euros.

Trade Receivables

EDI has accounts receivable that are not collateralized. EDI provides services to clients dispersed across many geographic areas concentrated in the film industry. EDI analyzes the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends in determining the allowance for doubtful accounts.

Capitalized Software

EDI has purchased and internally developed software with respect to major internal use software initiatives or enhancements; these costs are capitalized in accordance with ASC Topic 350-40-15 “Accounting for the costs of computer software developed or obtained for internal use”. The capitalized software costs are amortized over periods of three to five years.

Impairment of Long Lived Assets

If events or changes in circumstances indicate that the carrying value of software may not be recovered, a recoverability analysis is performed based on estimated undiscounted cash flows to be generated from the software in the future. If the analysis indicates that the carrying value is not recoverable from future cash flows, the software cost is written down to estimated fair value and an impairment is recognized.

Nielsen EDI Business

Notes to the Financial Statements (continued)

2. Basis of Presentation (continued)

Revenue Recognition

EDI recognizes revenue for the sale of services and products when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable, and the collectibility of the related revenue is reasonably assured.

The Company recognizes revenue from the sale of its services and products based upon fair value as the services are performed, which is generally ratably over the term of the contract(s). Invoiced amounts are recorded as deferred revenue until earned.

EDI has entered into a number of agreements (“Global Contracts”) with major studios in the US to collect and report Box Office data in as well as outside the US. In total these Global Contracts represent 44% of EDI’s total revenue. Our largest client represents 11% of EDI’s total revenue.

3. Capitalized Software Costs

During 2009, EDI capitalized $765,000 of costs incurred in connection with the development of software applications for internal use. Substantially all of the depreciation and amortization pertains to capitalized software. The primary function of these applications pertains to the automation of data collection of box office information.

4. Compensated Absences

As of December 31, 2009, EDI had a total liability of $285,000 for compensated absences, of which $142,000 was deemed to be long term. This liability is primarily attributable to statutory regulations in the various jurisdictions in which EDI operates.

5. Defined Contribution Plan

The company maintains a defined contribution plan for its employees in the U.S. and the United Kingdom. During 2009 EDI made contributions of $46,000 and $37,000 on behalf of its U.S. employees and its UK employees, respectively. These amounts were included as a component of Compensation and benefits.

Nielsen EDI Business

Notes to the Financial Statements (continued)

6. Related Party Transactions

During 2009, EDI recorded $45,000 as a component of revenue attributable to providing data feeds to other Nielsen subsidiaries. In addition, EDI allocated $110,000 of expense to Nielsen subsidiaries as part of a cost sharing agreement. As of December 31, 2009, no amounts are due to or outstanding from other Nielsen subsidiaries in connection with these transactions.

7. Restructuring Expense

During 2009, the company incurred $384,000 in restructuring expense. This expense was attributable to severance costs related to permanent staff reductions. No liability remains as of December 31, 2009 in connection with these actions as all severance was paid in 2009.

8. Subsequent Events

During January 2010, prior to the completion of the acquisition on January 29, 2010, Nielsen EDI Limited distributed $1,210,000 to AC Nielsen Holdings UK Limited and distributed $254,000 to AC Nielsen Spain, both wholly-owned subsidiaries of Nielsen, in anticipation of the sale.